UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 29, 2015

First BanCorp.
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	001-14793	66-0561882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1519 Ponce de Leon Ave., PO Box 9146, San Juan, Puerto Rico		00908-0146
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-729-8041

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

On April 30, 2015, First BanCorp. (the "Corporation") announced that its wholly-owned banking subsidiary, FirstBank Puerto Rico ("FirstBank" or "the Bank"), received notification from the Federal Deposit Insurance Corporation (the "FDIC") that, effective April 29, 2015, the Consent Order under which FirstBank has been operating since June 2, 2010 was terminated (the "Consent Order"). The termination of the Consent Order reflects the Bank’s improved performance.

FirstBank entered into the Consent Order with the FDIC and the Office of the Commissioner of Financial Institutions of the Commonwealth of Puerto Rico on June 2, 2010. The Consent Order, which has now been terminated, provided for various things, including (among other things) the following: (1) having and retaining qualified management; (2) increased participation in the affairs of FirstBank by its Board of Directors; (3) development and implementation by FirstBank of a capital plan to attain a leverage ratio of at least 8%, a Tier 1 risk-based capital ratio of at least 10% and a total risk-based capital ratio of at least 12%; (4) adoption and implementation of strategic, liquidity, and fund management and profit and budget plans and related projects within certain timetables set forth in the Consent Order and on an ongoing basis; (5) adoption and implementation of plans for reducing FirstBank’s positions in certain classified assets and delinquent and non-accrual loans within timeframes set forth in the Consent Order; (6) refraining from lending to delinquent or classified borrowers already obligated to FirstBank on any extensions of credit so long as such credit remains uncollected, except where FirstBank’s failure to extend further credit to a particular borrower would be detrimental to the best interests of FirstBank, and any such additional credit is approved by FirstBank’s Board of Directors; (7) refraining from accepting, increasing, renewing, or rolling over brokered CDs without the prior written approval of the FDIC; (8) establishment of a comprehensive policy and methodology for determining the allowance for loan and lease losses and the review and revision of FirstBank’s loan policies, including the non-accrual policy; and (9) adoption and implementation of adequate and effective programs of independent loan review, appraisal compliance, and an effective policy for managing FirstBank’s sensitivity to interest rate risk.

The foregoing summary of the Consent Order is not complete and is qualified in all respects by reference to the actual language of the Consent Order. The Corporation filed a copy of the Consent Order with the Securities and Exchange Commission as Exhibit 10.1 to its Form 8-K filed on June 4, 2010.

On April 30, 2015 the Corporation issued a press release announcing the termination of the Consent Order. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. - Description of Exhibit

99.1 - First BanCorp. Announces Termination of Consent Order

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First BanCorp.

April 30, 2015	By:	/s/ Orlando Berges

Name: Orlando Berges
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	First BanCorp. Announces Termination of Consent Order